EXHIBIT 99.1

Clearfield Reports Fiscal Fourth Quarter and Full Year 2023 Results

  Board of Directors increases share repurchase program authorization from $22 million to $40 million.
  Company expects to achieve full Build America, Buy America (BABA) Act compliance by end of calendar 2024.

MINNEAPOLIS, Nov. 09, 2023 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fourth quarter and fiscal year ended September 30, 2023.

Fiscal Q4 2023 Financial Summary
(in millions except per share data and percentages)	Q4 2023	vs. Q4 2022	Change	Change (%)
Net Sales	$49.7	$95.0	$(45.3)	-48%

Gross Profit ($)	$12.0	$37.5	$(25.5)	-68%
Gross Profit (%)	24.1%	39.5%	-15.3%	-39%

Income from Operations	$1.7	$22.3	$(20.6)	-92%
Income Tax Expense	$0.6	$5.0	$(4.4)	-89%

Net Income	$2.7	$17.0	$(14.3)	-84%
Net Income per Diluted Share	$0.17	$1.22	$(1.05)	-86%

(in millions except per share data and percentages)	2023	vs. 2022	Change	Change (%)
Net Sales	$268.7	$270.9	$(2.2)	-1%

Gross Profit ($)	$85.3	$112.9	$(27.6)	-24%
Gross Profit (%)	31.7%	41.7%	-9.9%	-24%

Income from Operations	$37.3	$63.8	$(26.5)	-42%
Income Tax Expense	$9.1	$14.5	$(5.4)	-37%

Net Income	$32.5	$49.4	$(16.9)	-34%
Net Income per Diluted Share	$2.17	$3.55	$(1.38)	-39%

Management Commentary

"The pendulum swings in our market over the last 12 months have been extreme. We started fiscal year 2023 with record industry-wide demand as service providers, emerging from the pandemic, tried to ensure they had the materials necessary to deploy fiber connectivity as labor constraints eased. Unfortunately, the reality of building a network is hard, and navigating the numerous obstacles coming out of the pandemic has been challenging for our customers and the industry. Our results for the fourth quarter of fiscal 2023 reflect the current state of the industry and are consistent with the commentary we have provided throughout the year. Despite the industry's ongoing challenges, we remain confident in the long-term demand for fiber broadband and are focused on a return to revenue growth when industry ordering patterns normalize,” said Company President and Chief Executive Officer Cheri Beranek. “I am proud of the execution that Clearfield has demonstrated since the start of the pandemic. Since our inception, we have strategically grown the organization while delivering consistent profitability. We remain confident that the future growth in fiber is absolute, and Clearfield stands ready to deliver on that demand as our market returns to its normalized cadence. To that end and reflecting our conviction that the current share price is undervalued relative to our long-term opportunity, our board increased our share buyback authorization to $40 million,” said Beranek.

“Despite the ongoing challenges impacting the industry, we maintain a solid financial position with a strong balance sheet, positioning us well to navigate the near-term uncertainty and capitalize on the rebound in demand we expect when industry conditions stabilize,” said Chief Financial Officer Dan Herzog. “However, given the current murkiness in service provider capital spending and the economic environment that is affecting our customers’ spending plans, alongside the remaining inventory drawdown, we are limited in the ability to provide guidance beyond the upcoming fiscal quarter. At this time, we expect our fiscal first quarter 2024 revenue to be in the range of $28 to $32 million and our net loss per share to be in the range of $0.36 and $0.44. This range does not reflect the potential impact of any share repurchases that may be completed in the quarter.”

Financial Results for the Three Months Ended September 30, 2023

Net sales for the fourth quarter of fiscal 2023 decreased 47.7% to $49.7 million from $95.0 million in the same year-ago quarter. Organic revenue decreased 55.6% year-over-year to $39.1 million, while Nestor Cables generated revenue of $10.6 million in the fourth quarter of fiscal 2023.

As of September 30, 2023, order backlog (defined as purchase orders received but not yet fulfilled) was $57.3 million, a decrease of $17.4 million, or 23.3% compared to $74.7 million as of June 30, 2023, and a decrease of $107.6 million, or 65.3%, from September 30, 2022. The sequential decrease was due to a lull in demand as customers digest previously purchased products.

Gross margin for the fourth quarter of fiscal 2023 was 24.1%, compared to 39.5% in the fourth quarter of fiscal 2022. Gross margin was negatively affected by excess production capacity as well as Nestor’s inclusion in the quarter. The Company continues to realign capacity to current market conditions.

Operating expenses for the fourth quarter of fiscal 2023 decreased 32.6% to $10.3 million, or 20.7% of net sales, from $15.3 million, or 16.1% of net sales, in the same year-ago quarter.

Net income for the fourth quarter of fiscal 2023 totaled $2.7 million, or $0.17 per diluted share, compared to $17.0 million, or $1.22 per diluted share, in the same year-ago quarter.

Financial Results for the Fiscal Year Ended September 30, 2023

Net sales for fiscal 2023 decreased 0.8% to $268.7 million from $270.9 million in fiscal 2022. Organic revenue decreased 14.4% year-over-year to $225.7 million, while Nestor Cables generated revenue of $43.0 million in fiscal year 2023. Nestor Cables was acquired during the fourth quarter of fiscal year 2022.

Gross margin for the year ended September 30, 2023 was 31.7%, compared to 41.7% in fiscal year 2022. Gross margin was negatively affected by excess production capacity as well as Nestor’s inclusion in the full year results.

Operating expenses for the year ended September 30, 2023 decreased 2.4% to $48 million, or 17.9% of net sales, from $49.1 million, or 18.1% of net sales, in fiscal year 2022.

Net income for the year ended September 30, 2023 totaled $32.5 million, or $2.17 per diluted share, compared to $49.4 million, or $3.55 per diluted share, in fiscal year 2022.

Outlook
At this time and after considering the current state of the industry, the Company expects net sales for the first quarter of fiscal 2024 to be in the range of $28 million to $32 million and net loss per share to be in the range of $0.36 to $0.44. This range does not reflect any share repurchases that may be completed through the quarter.

Conference Call
Management will hold a conference call today, November 9, 2023, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, Chief Financial Officer, Dan Herzog, and Chief Marketing Officer, Kevin Morgan, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-0792
International dial-in: 1-201-689-8263
Conference ID: 13741002

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through November 23, 2023, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13741002

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, data center, and military markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, expected customer ordering patterns, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity Access and Deployment Program (BEAD), Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: the COVID-19 pandemic has significantly impacted worldwide economic conditions and could have a material adverse effect on our business, financial condition and operating results; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on our manufacturing operations to produce product to ship to customers and manufacturing constraints and disruptions could result in decreased future revenue; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; if we are unable to integrate acquired businesses, our financial results could be materially and adversely affected; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; our planned growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents on our information technology systems, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, and potentially lead to litigation; our business is dependent on interdependent management information systems; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2022 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE DATA)
	(Unaudited)
	Three Months Ended		Year Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net sales	$49,685	$95,029	$268,720	$270,883

Cost of sales	37,692	57,524	183,441	157,936

Gross profit	11,993	37,505	85,279	112,947

Operating expenses
Selling, general and administrative	10,277	15,254	47,992	49,130
Income from operations	1,716	22,251	37,287	63,817

Net investment income	1,878	44	5,206	328
Interest expense	(330)	(311)	(881)	(311)
Income before income taxes	3,264	21,984	41,612	63,834

Income tax expense	568	4,993	9,079	14,472

Net income	$2,696	$16,991	$32,533	$49,362

Net income per share:
Basic	$0.16	$1.22	$2.17	$3.58
Diluted	$0.17	$1.22	$2.17	$3.55

Weighted average shares outstanding:
Basic	15,258,782	13,803,462	14,975,972	13,771,665
Diluted	15,258,782	13,923,531	15,012,527	13,905,984

CLEARFIELD, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	September 30,	September 30,
	2023	2022
Assets
Current Assets
Cash and cash equivalents	$37,827	$16,650
Short-term investments	130,286	5,802
Accounts receivable, net	28,392	53,704
Inventories, net	98,055	82,208
Other current assets	1,695	1,758
Total current assets	296,255	160,122

Property, plant and equipment, net	21,527	18,229

Other Assets
Long-term investments	6,343	22,747
Goodwill	6,528	6,402
Intangible assets, net	6,092	6,376
Right-of-use lease assets	13,861	13,256
Deferred tax asset	3,039	1,414
Other	1,872	582
Total other assets	37,735	50,777
Total Assets	$355,517	$229,128

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of lease liability	$3,737	$3,385
Current maturities of long-term debt	2,112	-
Accounts payable	8,891	24,118
Accrued compensation	5,571	13,619
Accrued expenses	2,404	6,181
Factoring liability	6,289	4,391
Total current liabilities	29,004	51,694

Other Liabilities
Long-term debt, net of current maturities	-	18,666
Long-term portion of lease liability	10,629	10,412
Deferred tax liability	721	774
Total Liabilities	40,354	81,546

Shareholders’ Equity
Common stock	153	138
Additional paid-in capital	188,218	54,539
Accumulated other comprehensive loss	(544)	(1,898)
Retained earnings	127,336	94,803
Total Shareholders’ Equity	315,163	147,582
Total Liabilities and Shareholders’ Equity	$355,517	$229,128

Clearfield, Inc.
Consolidated Statement of Cashflows

	Year Ended	Year Ended
	September 30,	September 30,
	2023	2022
Cash flows from operating activities
Net income	$32,533	$49,362
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	6,054	3,426
Amortization of discount on investments	(3,512)	(42)
Deferred income taxes	(2,114)	(326)
Stock-based compensation expense	3,578	2,339
Changes in operating assets and liabilities
Accounts receivable	26,277	(24,234)
Inventories, net	(15,083)	(43,744)
Other assets	(1,466)	(282)
Accounts payable and accrued expenses	(26,257)	14,502
Net cash provided by operating activities	20,010	1,001

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(8,384)	(9,148)
Purchase of investments	(210,923)	(248)
Proceeds from sales and maturities of investments	107,060	17,386
Business acquisition, net of cash	-	(16,187)
Net cash used in investing activities	(112,247)	(8,197)

Cash flows from financing activities:
Issuance (Repayment) of long-term debt	(16,700)	16,700
Proceeds from issuance of common stock under employee stock purchase plan	611	544
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(1,220)	(1,406)
Tax withholding and proceeds related to exercise of stock options	(491)	(5,183)
Issuance of stock under equity compensation plans	954	-
Net proceeds from issuance of common stock	130,262	-
Net cash provided by financing activities	113,416	10,655

Effect of exchange rates on cash	(2)	(24)
Increase in cash and cash equivalents	21,177	3,434
Cash and cash equivalents, beginning of period	16,650	13,216
Cash and cash equivalents, end of period	$37,827	$16,650

Supplemental disclosures for cash flow information
Cash paid during the year for income taxes	$12,967	$13,744
Cash paid for interest	$463	$119

Non-cash financing activities
Cashless exercise of stock options	$566	$1,624